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                                                                  Exhibit (a)(5)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                                  EXOGEN, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, AUGUST 26, 1999, UNLESS THE OFFER IS EXTENDED


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.0001 par value (together with the Rights (as defined in the Offer to Purchase), the "Shares"), of Exogen, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated July 30, 1999 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                         REGISTRAR AND TRANSFER COMPANY

     By Mail or Overnight Delivery:                     By Hand:


     Registrar and Transfer Company         c/o The Depository Trust Company
           10 Commerce Drive                      Transfer Agent Drop
       Cranford, New Jersey 07016             55 Water Street, First Floor
    Attn: Reorganization Department          New York, New York 10041-0099

                           By facsimile transmission:
                                 (908) 497-2311
                             Confirm by telephone:
                                 (800) 368-5948

   If you require additional information, please call Registrar and Transfer
                                   Company at
                                 (800) 368-5948

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Smith & Nephew Acquisition, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________     SIGN HERE

                                          Name(s) of Record Holder(s):
Certificate No(s) (if available):

                                          -------------------------------------

-------------------------------------

                                          -------------------------------------

-------------------------------------                (Please Print)

                                          Address(es): ________________________
If Securities will be tendered by

book-entry transfer: ________________     -------------------------------------

                                                                     (Zip Code)
Name of Tendering Institution:

                                          Area Code and Telephone No(s):

-------------------------------------


                                          -------------------------------------
Account No.: _____________________ at


                                          Signature(s): _______________________
Dated: ______________________________

                                          -------------------------------------

                                   GUARANTEE
                    (Not to be used for signature guarantee)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the Nasdaq Stock Market is open for business.

Name of Firm: _______________________     Title: ______________________________


-------------------------------------     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)


Address: ____________________________     Area Code and Telephone No.: ________


-------------------------------------     Dated: ______________________________
                       (zip code)

  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM --CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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